Exhibit 4.1.3

SECOND SUPPLEMENTAL INDENTURE

Dated as of January 7, 2014

among

JACK COOPER HOLDINGS CORP.

as Issuer,

The GUARANTORS named therein

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee and as Collateral Agent

9.25% Senior Secured Notes due 2020

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 7, 2014 by and among Jack Cooper Holdings Corp., a Delaware corporation (the “Issuer”), the Guarantors under the Indenture referred to below, and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”) and as collateral agent (the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, the Issuer, the Guarantors, the Trustee and the Collateral Agent are parties to that certain Indenture dated as of June 18, 2013 (the “Indenture”), that governs the Issuer’s existing outstanding $225,000,000 aggregate principal amount of 9.25% Senior Secured Notes due 2020 (the “Initial Notes”);

WHEREAS, Section 2.17 of the Indenture provides that the Issuer shall be entitled, subject to its compliance with Section 4.9 of the Indenture, to issue Additional Notes that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto and any customary escrow provisions, transfer restrictions and any registration rights agreement and additional interest with respect thereto.  The Initial Notes and the Additional Notes shall be, without limitation, treated as a single class for all purposes under this Indenture.

WHEREAS, Section 9.1 of the Indenture provides that the Issuer and the Guarantors and the Trustee and Collateral Agent, as applicable, may amend, modify or supplement the Indenture, without the consent of Holders to make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Additional Notes;

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $150,000,000 in aggregate principal amount of Additional Notes having the same terms as to status, redemption or otherwise as the Initial Notes (the “New Notes” and, together with the Initial Notes, the “Notes”);

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Issuer and the Guarantors have been duly performed and complied with; and

WHEREAS, in accordance with Sections 2.2, Section 9.5, and 12.3 of the Indenture, the Issuer has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture, that the issuance of New Notes does not give rise to an Event of Default, complies with the Indenture, and has been duly authorized by the Issuer, that this Supplemental Indenture complies with the provisions of the Indenture and that all conditions precedent and covenants, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been satisfied.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

1.                                                     Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                                     New Notes. As of the date hereof, the Issuer hereby creates and issues the New Notes under the Indenture, having the same terms as the Initial Notes, at an issue price of 105.25%, plus accrued and unpaid interest from June 18, 2013. The New Notes will be consolidated with and form a single class with the Initial Notes for all purpose of the Indenture.  The New Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto.  The first interest payment date of the New Notes will be May 15, 2014. The New Notes will, when issued, be considered notes issued pursuant to the Indenture for all purposes thereunder and will be subject to and take benefit of all the terms, conditions and provisions of the Indenture.

3.                                                     Amendments to the Indenture.

(a)                                 The definition of “Registration Rights Agreement” under Section 1.1 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Registration Rights Agreement” means, with respect to the Initial Notes, the Registration Rights Agreement, dated as of the Issue Date, between the Issuer, the Guarantors and the Initial Purchasers, as the same may be amended from time to time in accordance with the terms thereof, and, with respect to the Additional Notes, the Registration Rights Agreement, dated as of November 7, 2013, among the Issuer, the guarantors party thereto, and the Initial Purchasers, as the same may be amended from time to time in accordance with the terms thereof.”

4.                                                     Authentication of New Notes. The Trustee shall, pursuant to an Authentication Order delivered in accordance with Section 2.2 of the Indenture, authenticate the New Notes.

5.                                                     CUSIP. The CUSIP numbers for the New Notes, exchanged for notes sold by the initial purchasers in reliance on Rule 144A and Regulation S, shall be 466355AE4 and U4687AAD8, respectively.

6.                                                     Restricted Notes. The Global Notes, including the Regulation S Global Note, evidencing the New Notes shall initially bear the Global Note Legend and the Restricted Notes Legend and shall be exchanged for notes sold by the initial purchasers of the New Notes in reliance on Rule 144A or Regulation S.

7.                                                     Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes and thereby, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

8.                                                     Severability. In case any provision in this Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.                                                     Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK.  Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture.

10.                                              Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

11.                                              Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

12.                                              The Trustee. The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture or the New Notes, and it shall not be accountable for the Issuer’s use of the proceeds from the New Notes, and it shall not be responsible for any statement of the Issuer in this Supplemental Indenture or the New Notes other than the Trustee’s certificate of authentication.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

JACK COOPER HOLDINGS CORP.

By:	/s/ Michael Testman
Name: Michael Testman
Title: Chief Financial Officer

JACK COOPER TRANSPORT COMPANY, INC.

By:	/s/ Michael Testman
Name: Michael Testman
Title: Chief Financial Officer

PACIFIC MOTOR TRUCKING COMPANY

By:	/s/ Michael Testman
Name: Michael Testman
Title: Chief Financial Officer

AUTO HANDLING CORPORATION

By:	/s/ Michael Testman
Name: Michael Testman
Title: Chief Financial Officer

JACK COOPER LOGISTICS, LLC

By:	/s/ Michael Testman
Name: Michael Testman
Title: Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

JACK COOPER SPECIALIZED TRANSPORT, INC.

By:	/s/ Michael Testman
Name: Michael Testman
Title: Chief Financial Officer

AUTO EXPORT SHIPPING, INC.

By:	/s/ Michael Testman
Name: Michael Testman
Title: Chief Financial Officer

AXIS LOGISTIC SERVICES, INC.

By:	/s/ Michael Testman
Name: Michael Testman
Title: Chief Financial Officer

JACK COOPER RAIL AND SHUTTLE, INC.

By:	/s/ Michael Testman
Name: Michael Testman
Title: Chief Financial Officer

JACK COOPER CT SERVICES, INC.

By:	/s/ Michael Testman
Name: Michael Testman
Title: Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and as Collateral Agent

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

[Signature Page to Second Supplemental Indenture]